SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Acumen Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

427 Park St.,

Charlottesville, Virginia

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 15, 2022

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Acumen Pharmaceuticals, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 15, 2022 at 10:00 a.m. Eastern Time through a live video webcast at www.proxydocs.com/ABOS. You will not be able to attend the meeting in person. The meeting will be held for the following purposes:

1.    To elect three Class I directors, Kimberlee C. Drapkin, Jeffrey Ives, Ph.D., and Sean Stalfort, to the Board of Directors each to hold office until the 2025 Annual Meeting of Stockholders.

2.    To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

3.    To conduct any other business properly brought before the meeting or any adjournments, continuations, or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

We have elected to provide internet access to our proxy materials, which include the proxy statement for our Annual Meeting (the “Proxy Statement”) accompanying this notice, in lieu of mailing printed copies. Providing our Annual Meeting materials via the internet reduces the costs associated with our Annual Meeting and lowers our environmental impact, all without negatively affecting our stockholders’ ability to timely access Annual Meeting materials.

On or about April 27, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our annual report to our stockholders (the “2021 Annual Report”). The Notice provides instructions on how to vote online or by telephone and how to receive a paper copy of proxy materials by mail. The Proxy Statement and our 2021 Annual Report can be accessed directly at the internet address www.proxydocs.com/ABOS.

The record date for the Annual Meeting is April 18, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Stockholders’ Meeting to Be Held on Wednesday, June 15, 2022 at 10:00 a.m. Eastern Time.

The proxy statement and annual report to stockholders

are available at www.proxydocs.com/ABOS.

By Order of the Board of Directors

Matthew Zuga

Chief Financial Officer, Chief Business Officer and Corporate Secretary

Charlottesville, VA

April 27, 2022

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are voted during the Annual Meeting by promptly signing and returning a proxy card or by using our Internet or telephonic voting system. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held on your behalf by a brokerage firm, bank, or other agent and you wish to vote at the Annual Meeting, you may need to obtain a proxy issued in your name from that record holder. Please contact your broker, bank, or other agent for information about specific requirements if you would like to vote your shares at the meeting.

427 Park St.,

Charlottesville, Virginia

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

June 15, 2022

MEETING AGENDA

Proposals	Page	Voting Standard	Board Recommendation
Election of Directors	7	Plurality	For each director nominee

Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.	18	Majority of shares present virtually or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders.	For

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

April  27, 2022

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Acumen Pharmaceuticals, Inc. (sometimes referred to as the “Company” or “Acumen”) is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 27, 2022 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual stockholder meeting held on Wednesday, June 15, 2022 through a live webcast at www.proxydocs.com/ABOS, through which you can listen to the meeting, submit questions and vote online. You are entitled to attend the annual meeting if you were a stockholder as of the close of business on Monday, April 18, 2022, the record date. To be admitted to the annual meeting, you will need to visit www.proxydocs.com/ABOS and enter the control number found next to the label “Control Number” on your Notice, proxy card, or in the email sending you the Proxy Statement. You will receive an email with additional information regarding how to access the Annual Meeting. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number.

Whether or not you participate in the annual meeting, it is important that you vote your shares.

We encourage you to access the annual meeting before it begins. Online check-in will start approximately 15 minutes before the meeting.

Where can I get technical assistance?

Technicians will be ready to assist you with any technical difficulties you may have accessing the meeting. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in an instructional email delivered one hour prior to the meeting’s commencement.

Will a list of record stockholders as of the record date be available?

A list of our record stockholders as of the close of business on the record date will be made available to stockholders during the meeting at www.proxydocs.com/ABOS. In addition, for the ten days prior to the annual meeting, the list will be available for examination by any stockholder of record for a legally valid purpose related to the Annual Meeting at our corporate headquarters during regular business hours. To access the list of record stockholders beginning June 5, 2022 and until the meeting, stockholders should email investors@acumenpharm.com.

How do I ask a question at the Annual Meeting?

We plan to have a Q&A session at the annual meeting and will include as many stockholder questions as the allotted time permits. Only stockholders of record as of April 18, 2022 may submit questions or comments at the Annual Meeting. If you are a stockholder, you may submit a question in advance of the meeting at www.proxydocs.com/ABOS after logging in with your Control Number. Questions may be submitted during the Annual Meeting through www.proxydocs.com/ABOS. We do not intend to post questions received during the Annual Meeting on our website.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to the start of the Annual Meeting. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that such remarks are respectful of your fellow stockholders and meeting participants. Our management may group questions by topic with a representative question read aloud and answered. In addition, questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

If I miss the Annual Meeting, will there be a copy posted online?

Yes, a replay of the annual meeting webcast will be available at our Investor Relations website at www.acumenpharm.com and remain for at least one year.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 18, 2022 will be entitled to vote at the annual meeting. On the record date, there were 40,496,512 shares of common stock outstanding and entitled to vote.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of three Class I directors (Proposal 1); and

•

Ratification of selection by the audit committee of the Board of Directors (the “Audit Committee”) of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2).

How does the Board of Directors recommend that I vote on these proposals?

•	“FOR” the election of Kimberlee C. Drapkin, Jeffrey Ives, Ph.D., and Sean Stalfort as Class I directors; and

•	“FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of the selection of the independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting.

The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker, or nominee:

Stockholder of Record: Shares Registered in Your Name

If on April 18, 2022 your shares were registered directly in your name with Acumen’s transfer agent, American Stock Transfer and Trust Company, LLC (“AST”), then you are a stockholder of record. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone, through the Internet at www.proxypush.com/ABOS, or using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

•

To vote during the Annual Meeting, if you are a stockholder of record as of the record date, follow the instructions at www.proxydocs.com/ABOS. You will need to enter the control number found on your Notice, or proxy card if you requested a printed set of proxy materials.

•

To vote prior to the Annual Meeting (until 9:59 a.m. Eastern Time on June 15, 2022), you may vote via the Internet at www.proxypush.com/ABOS, by telephone, or by completing and returning the proxy card if you requested a printed set of proxy materials as described below.

•

To vote using the proxy card, simply complete, sign, and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-866-584-1978 using a touch-tone phone and follow the recorded instructions. You will be asked to provide your control number from the Notice. Your telephone vote must be received by 9:59 a.m. Eastern Time on June 15, 2022 to be counted.

•

To vote through the Internet prior to the meeting, go to www.proxypush.com/ABOS and follow the instructions to submit your vote on an electronic proxy card. You will be asked to provide your control number from the Notice. Your Internet vote must be received by 9:59 am. Eastern Time on June 15, 2022 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 18, 2022 your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. Follow the instructions from your broker, bank, or other agent included with the Notice or contact your broker, bank, or other agent regarding how to vote the shares in your account.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 18, 2022.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote via the Internet at www.proxypush.com/ABOS, by telephone, by completing your proxy card if you requested a printed set of materials, or virtually during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director, and “For” the ratification of the selection of the independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in “street name” and you do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under such rules, but not with respect to “non-routine” matters. Proposal 2 is considered to be “routine” under applicable exchange rules and interpretations, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2. However, Proposal 1 is considered to be “non-routine” under applicable exchange rules and interpretations, meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on this proposal.

If you a beneficial owner of shares held in “street name,” and you do not plan to attend the meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 427 Park St, Charlottesville, VA 22902.

•	You may virtually attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 28, 2022 to the Corporate Secretary at 427 Park St, Charlottesville, VA 22902.

With respect to proposals (including a director nomination) not to be included in next year’s proxy materials, our Amended and Restated Bylaws (the “Bylaws”) provide that to be timely you must deliver your notice to our Corporate Secretary at the address above between February 15, 2023 and March 17, 2023. Your notice to the Corporate Secretary must set forth information specified in our Bylaws, including your name and address and the class and number of shares of our stock that you beneficially own. In the event that we hold the 2023 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2023 annual meeting of stockholders and no later than the close of business of the following two dates:

•	The 90th day prior to the 2023 annual meeting, or

•	The 10th day following the day on which public announcement of the date of our 2023 annual meeting of stockholders is first made.

If you propose to bring business before an annual meeting of stockholders other than a director nomination, your notice must also include, as to each matter proposed, the following: (a) a brief description of the business desired to be brought before such annual meeting and the reasons for conducting such business at the annual meeting, and (b) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition and (5) such other information concerning that person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (including the person’s written consent to being named as a nominee and to serving as a director if elected). We may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the proposed nominee. For additional information about our director nomination requirements, please see our Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for our 2023 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 16, 2023.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count: with respect to Proposal 1, votes “For,” “Withhold” and broker non-votes; and, with respect to Proposal 2, votes

“For,” “Against” and abstentions. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for this proposal. We do not expect broker non-votes on Proposal 2. Abstentions on Proposal 2 will be counted towards the vote total for this proposal and will have the same effect as “Against” votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under stock exchange rules, the broker, bank, or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” under such rules and we therefore expect broker non-votes on this proposal. However, because Proposal 2 is considered “routine” under such rules, we do not expect broker non-votes on this proposal.

As a reminder, if you are a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome of the election of directors; abstentions and broker non-votes will not affect the outcome.

To be approved, Proposal No. 2, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, must receive “For” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy duly authorized. On the record date, there were 40,496,512 shares outstanding and entitled to vote. Thus, the holders of 20,248,256 shares must be present or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares present by virtual attendance at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and annual report to stockholders are available at www.proxydocs.com/ABOS.

PROPOSAL 1

ELECTION OF DIRECTORS

Acumen’s Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has seven members. There are three directors in the class whose term of office expires in 2022. Each of the nominees listed below, except for Ms. Drapkin, is currently a director of the Company who was previously elected by the stockholders. Ms. Drapkin was appointed to the Board effective April 1, 2022 and is standing for election by our shareholders for the first time at the Annual Meeting. Ms. Drapkin was recommended by the nominating and corporate governance committee of the Board (the “Nominating Committee”) to serve on the Board upon the recommendation of our chief financial officer and a non-management director of our Board. If elected at the Annual Meeting, each of these nominees would serve until the 2025 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Acumen. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

CLASS I NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2025 ANNUAL MEETING

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating Committee to recommend that person as a nominee for director.

The Nominating Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the Nominating Committee also takes into account gender, age and ethnic diversity. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating Committee to believe that that nominee should continue to serve on the Board.

Kimberlee C. Drapkin, age 54

Ms. Drapkin has served as a member of our Board since April 2022. Ms. Drapkin serves as the chief financial officer and treasurer of Jounce Therapeutics, Inc., a publicly traded clinical-stage immunotherapy company, roles she has held since August 2015 and February 2013, respectively. Ms. Drapkin serves on the board of directors of

Yumanity Therapeutics, Inc., a publicly traded clinical-stage biopharmaceutical company, a role she has had since its merger with Proteostasis Therapeutics, Inc., in December 2020. From February 2019 through this merger, Ms. Drapkin served as a member of the board of directors of Proteostasis Therapeutics, Inc., a clinical-stage biopharmaceutical company. Ms. Drapkin began her career at PricewaterhouseCoopers LLP, is a certified public accountant and holds a B.S. in accounting from Babson College. Our Board believes Ms. Drapkin is qualified to serve as a director based on her extensive financial expertise within the pharmaceutical industry.

Jeffrey Ives, Ph.D., age 71

Dr. Ives has served as a member of our Board since May 2014. Dr. Ives has served as a director on the board of Cara Therapeutics, a publicly-traded biopharmaceutical company, since 2014. He currently also serves on the boards of several neurodegenerative disease companies including Pinteon Therapeutics, Orthogonal Neuroscience, Access Biotechnology and Astrocyte Pharmaceuticals. From 2008 until 2013, Dr. Ives served as the chief executive officer of Satori Pharmaceuticals, Inc., a company focused on Alzheimer’s disease. Prior to Satori, he served as senior vice president at Pfizer, leading the neurodegenerative diseases, psychiatry and pain research areas. Dr. Ives received his doctorate and master’s degrees from Yale University and received his B.A. from Colgate University. Our Board believes Dr. Ives is qualified to serve as a director based on experience in neurodegenerative diseases, particularly AD.

Sean Stalfort, age 52

Mr. Stalfort has served as a member of our board of directors since October 2018. Mr. Stalfort is president of PBM Capital Group, LLC, a private equity and venture capital investment firm in the business of investing in healthcare and life-science related companies, and has worked at PBM Capital since 2010. Mr. Stalfort is president of several PBM entities. Mr. Stalfort is member of the board of directors of Verrica Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, and he previously served as a member of the board of directors of Dova Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company from 2016 through 2019. Prior to joining PBM Capital, he was the executive vice president for new business development/M&A for PBM Products. Mr. Stalfort is also a founding partner of Octagon Partners and Octagon Finance, historic tax credit real estate companies. Mr. Stalfort received a B.A. in business economics and political science from Brown University. Our Board believes Mr. Stalfort is qualified to serve as a director based on his experience in venture capital, particularly related to healthcare.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NOMINEE NAMED ABOVE.

Information About Our Continuing Directors

Set forth below are the names, ages, and length of service of the remaining members of our Board whose terms continue beyond the Annual Meeting.

Continuing Directors	Class	Age(1)	Term Expires	Position(s) Held	Director Since
Nathan Fountain, M.D.	III	59	2024	Director	2021
Jeffrey Sevigny, M.D.	II	53	2023	Director	2019
Laura Stoppel, Ph.D.	II	36	2023	Director	2020
Daniel O’Connell	III	52	2024	President, Co-Chief Executive Officer, and Director	2006

(1)	As of April 27, 2022.

The principal occupation, business experience, and education of each continuing director are set forth below.

Nathan Fountain, M.D.

Dr. Fountain has served as a member of our Board since June 2021. Dr. Fountain is Professor of Neurology at the University of Virginia School of Medicine and has served as member of the board of directors of the F.E. Dreifuss Comprehensive Program since 1998. Dr. Fountain is the founder and chief executive officer of Hexokine Therapeutics, Inc. Dr. Fountain serves as a consultant to a number of companies, including Sands Capital. Dr. Fountain is the founding co-chair of the Epilepsy Foundation’s Research Roundtable for Epilepsy. Dr. Fountain previously served as president of the National Association of Epilepsy Centers and remains on the board of directors ex officio. Dr. Fountain served on the FDA Peripheral and CNS Drugs Advisory Committee from November 2010 to June 2021, most recently serving as chair of the committee from February 2018 through June 2021. Dr. Fountain has been the chair of the Professional Advisory Board for the Epilepsy Foundation of Virginia since 2009. Dr. Fountain received an M.D. from the University of Iowa College of Medicine and a B.S. in Zoology from the University of Iowa. Our Board believes Dr. Fountain is qualified to serve as a director based on his experience in neurology.

Jeffrey Sevigny, M.D.

Dr. Sevigny has served as a member of our Board since July 2019. Dr. Sevigny is the Chief Medical Officer of Prevail Therapeutics, a gene therapy company, where he has served in such capacity since March 2018. Prior to his tenure at Prevail, he served as Vice President and Global Head of Translational Medicine Neuroscience at Roche, a publicly-traded multinational healthcare company, from January 2016 to March 2018. Prior to Roche, he was Senior Director of Clinical Development at Biogen Inc., a publicly-traded multinational biotechnology company, from September 2010 to January 2016. Previously, he served as Principal Medical Scientific Expert of Neuroscience at Novartis AG, a multinational pharmaceutical company, and as Associate Director of Neuroscience at Merck. Dr. Sevigny has also held academic appointments as Assistant Professor of Neurology at Albert Einstein School of Medicine and Assistant Professor of Clinical Neurology at Columbia University College of Physicians and Surgeons. Dr. Sevigny received an M.D. from Tufts University School of Medicine and an A.B. in biochemistry from Bowdoin College. He completed a neurology residency at the Neurological Institute of New York at Columbia University Medical Center and a fellowship in Aging & Dementia and Neuro Epidemiology at Sergievsky Center at Columbia University and Columbia University Mailman School of Public Health. Our Board believes Dr. Sevigny is qualified to serve as a director based on his over 15 years of experience in neurology, and specifically neurodegenerative disorders.

Laura Stoppel, Ph.D.

Dr. Stoppel has served as a member of our Board since November 2020. Dr. Stoppel currently serves as a Principal on the Investment Team at RA Capital Management and has previously served in various roles at RA Capital since 2016. Dr. Stoppel serves on the board of directors for Artiva Biotherapeutics and Nimbus Therapeutics. Dr. Stoppel holds a B.A. in Biology and Psychology from Harvard University, and a Ph.D. in Neuroscience from MIT. Our Board believes Dr. Stoppel is qualified to serve as a director based on her experience in venture capital and the neurosciences.

Daniel O’Connell

Mr. O’Connell has served as our President and Chief Executive Officer (the “CEO”) since December 2014 and as a member of our Board since April 2006. Mr. O’Connell previously co-founded and served as chief executive officer of Functional NeuroModulation Ltd., or FNM, a clinical-stage company developing deep brain stimulation therapies for Alzheimer’s disease. Mr. O’Connell is a member of the board of directors of Mr. O’Connell is a founding member and former managing partner of NeuroVentures Capital, LLC, a firm he helped to invest in emerging neurosciences companies. He earned a B.A. from Brown University and M.B.A. from the University of Virginia. Our Board believes Mr. O’Connell is qualified to serve as a director based on his experience in venture capital and in the neurosciences.

Board Diversity

In assessing candidates for director nomination, our Board and Nominating and Corporate Governance Committee consider, among other things, candidates’ diversity (including gender, racial and ethnic diversity), age, skills and other factors deemed appropriate to maintain a balance of knowledge, experience, and capability on our Board. The Board Diversity Matrix, below, provides the diversity statistics for our Board.

Board Diversity Matrix (As of April 27, 2022)
Total Number of Directors	7
	Female	Male	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	1
Part II: Demographic Background
White	2	3	0
Did Not Disclose Demographic Background	2

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors are independent directors within the meaning of the applicable Nasdaq listing standards: Ms. Drapkin, Dr. Fountain, Dr. Ives, Dr. Sevigny, Mr. Stalfort, and Dr. Stoppel. In making this determination, the Board concluded that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

BOARD LEADERSHIP STRUCTURE

The Board has an independent chair, Mr. Stalfort, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board has responsibilities to review, approve, and monitor fundamental financial and business strategies, assess our major risks, and consider ways to address those risks, select and oversee management, and establish and oversee processes to maintain our integrity. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal, regulatory and ethical requirements, in addition to oversight of the performance of our internal audit function. Audit Committee responsibilities also include oversight of data privacy, technology and information security, including cybersecurity and back-up of information systems. Our Nominating Committee reviews and assesses our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The compensation committee of the Board (the “Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In addition, the entire Board receives reports from time to time regarding various enterprise risks facing the Company, and the applicable Board committees receive related reports with respect to the committees’ respective areas of oversight.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met ten times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The following table provides membership and meeting information for the fiscal year ended December 31, 2021 for each of the Board committees:

Name	Audit(1)		Compensation		Nominating and Corporate Governance
Dr. Nathan B. Fountain(2)					X
Dr. Jeffrey L. Ives	X		X	*
Mr. Daniel O’Connell
Dr. Jeffrey Sevigny			X		X	*
Mr. Sean Stalfort	X	*	X
Dr. Laura Stoppel	X				X
Dr. Stephen Zachary(3)	X
Total meetings in fiscal 2021	4		3		2

*	Committee Chairperson
(1)

In connection with our initial public offering in 2021 (the “IPO”), Mr. Stalfort was appointed to chair the Audit Committee and Dr. Stoppel and Dr. Ives were appointed to the Audit Committee. In April 2022, Kimberlee C. Drapkin was appointed to the Board and appointed as chair of the Audit Committee. Upon Ms. Drapkin’s appointment, Mr. Stalfort and Dr. Stoppel remained members of the Audit Committee and Dr. Ives resigned from the Audit Committee.

(2)	Dr. Fountain joined the Board in June 2021.
(3)	Dr. Zachary resigned from the Board in June 2021. Dr. Zachary was a member of the Audit Committee prior to his resignation.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; determines and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the company and any related persons; confers with management and the independent auditors regarding the scope, adequacy, and effectiveness of internal control over financial reporting and the Company’s disclosure controls; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

During the fiscal year ended December 31, 2021, Dr. Stoppel and Dr. Zachary served as members of the Audit Committee prior to our IPO. Dr. Zachary resigned from the Board in June 2021. In connection with our IPO, Mr. Stalfort was appointed to chair the Audit Committee and Dr. Stoppel and Dr. Ives were appointed to the Audit Committee. In April 2022, Ms. Drapkin was appointed to the Board and appointed as chair of the Audit Committee. Upon Ms. Drapkin’s appointment, Mr. Stalfort and Dr. Stoppel remained members of the Audit Committee and Dr. Ives resigned from the Audit Committee. The Audit Committee is currently composed of three directors: Ms. Drapkin, Mr. Stalfort, and Dr. Stoppel. The Audit Committee met four times during the fiscal year ended December 31, 2021. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.acumenpharm.com.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards, including pursuant to Rule 10A-3(b)(1) of the Exchange Act).

The Board of Directors has also determined that Ms. Drapkin qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Drapkin’s level of knowledge and experience based on a number of factors, including her formal education and experience as a chief financial officer for public reporting companies. In addition to the Company’s Audit Committee, Ms. Drapkin also serves on the Audit Committees of Yumanity Therapeutics, Inc. The Board of Directors has determined that this simultaneous service does not impair Ms. Drapkin’s ability to effectively serve on the Company’s Audit Committee.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Mr. Sean Stalfort, Chair

Dr. Jeffrey Ives

Dr. Laura Stoppel

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Dr. Ives, Dr. Sevigny and Mr. Stalfort. Dr. Ives serves as chair of the Compensation Committee. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met three times during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.acumenpharm.com.

The Compensation Committee acts on behalf of the Board to review, modify (as needed) and approve, or review and recommend, the Company’s overall compensation strategy and policies, including:

•

reviewing and approving, or reviewing and recommending to the Board for approval, annual corporate goals and objectives relevant to the compensation of the Company’s CEO and, to the extent applicable, other executive officers and senior management, as appropriate;

•

determining and approving, or reviewing and recommending to the Board for approval, the compensation and other terms of employment of the Company’s CEO and evaluating the CEO’s performance in light of relevant corporate goals and objectives;

•	evaluating and approving, or recommending to the Board for approval, the Company’s performance against corporate goals and objectives;

•

evaluating and approving, or recommending to the Board for approval, the compensation plans and programs advisable for the Company, as well as evaluating and approving, or recommending to the Board for approval, the modification or termination of existing plans and programs;

•

establishing policies with respect to equity compensation arrangements with the objective of appropriately balancing the perceived value of equity compensation and the dilutive and other costs of that compensation to the Company;

•

reviewing compensation practices and trends to assess the adequacy and competitiveness of the Company’s executive compensation programs among comparable companies in the Company’s industry; however, the Committee shall exercise independent judgment in determining the appropriate levels and types of compensation to be paid;

•

reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) for the Company’s executive officers and other senior management, as appropriate, which includes the ability to adopt, amend and terminate such agreements or arrangements; and

•

reviewing the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on the Company

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the CEO and Radford, the compensation consultant engaged by the Compensation Committee. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The CEO may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the

Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other advisors, experts and consultants that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq referenced above, the Compensation Committee engaged Radford as compensation consultants. Our Compensation Committee identified Radford’s general reputation in the industry. The Compensation Committee requested that Radford:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford, the Compensation Committee recommended that the Board approve the recommendations of Radford.

The Compensation Committee generally determines compensation for our executive officers during the first quarter of the year, including any adjustments to annual base salaries and approval of awards of annual performance bonuses and equity awards, as well as approval of new annual performance objectives for the coming year. In addition, at various meetings throughout the year the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires and other strategic compensation issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. The Compensation Committee solicits and considers evaluations and recommendations submitted by the CEO when determining the compensation of the other executive officers. In the case of the CEO, the Compensation Committee evaluates his performance, which influences any adjustments the Committee approves to his compensation as well as awards to be granted. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials that it deems appropriate, including financial reports and projections, tax and accounting information, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, including Board committees, and developing a set of corporate governance principles for the Company.

The Nominating Committee is composed of three directors: Dr. Fountain, Dr. Sevigny, and Dr. Stoppel. Dr. Sevigny serves as chair of the Nominating Committee. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating Committee met two times during the fiscal year. The Board has adopted a written Nominating Committee charter that is available to stockholders on the Company’s website at www.acumenpharm.com.

The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Nominating Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that’s would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, which is conducted periodically. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: c/o Acumen Pharmaceuticals, Inc., 427 Park St, Charlottesville, VA 22902, Attn: Corporate Secretary at least 90 days, but not more than 120 days prior to the anniversary date of the preceding year’s annual meeting of stockholders. Submissions must include the name and address of the stockholder on whose behalf the submission is made, the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the submission, the full name of the proposed candidate, a description of the proposed candidate’s business experience for at least the previous five years, complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Corporate Secretary of Acumen at 427 Park St, Charlottesville, VA 22902. Each communication must set forth:

•	the name and address of the stockholder on whose behalf the communication is sent; and

•	the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication.

The Corporate Secretary will review each communication. The Corporate Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication.

CODE OF ETHICS

The Company has adopted the Acumen Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.acumenpharm.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

Our Board of Directors has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of the

Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including diversity, board meetings, and involvement of senior management, performance evaluation of the CEO and succession planning, and board committees and compensation. The Corporate Governance Guidelines may be viewed on the Company’s website at www.acumenpharm.com.

HEDGING POLICY

No employee or director may engage in short sales, transactions in put or call options, hedging transactions, margin accounts or other inherently speculative transactions with respect to the Company’s stock at any time.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the Company’s financial statements since 2021. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Ernst & Young LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for audit services provided by Ernst & Young LLP as well as Wolf & Company P.C. for the years ended December 31, 2021 and December 31, 2020. Because we changed auditors from Wolf & Company P.C. to Ernst & Young LLP in January 2021, we have included the fees charged to us by both accounting firms in the table below:

	Fiscal Year Ended
	2021	2020
	Ernst & Young LLP	Ernst & Young LLP	Wolf & Company P.C.
	(in thousands)
Audit Fees(1)	$800	$600	—
Audit-related Fees(2)	—	—	$25
Tax Fees(3)	$12	—	—
All Other Fees	—	—	—

Total Fees	$812	$600	$25

(1)

Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and statutory and regulatory filings or engagements. For the fiscal year ended December 31, 2021, this category also included fees for services provided in connection with our IPO.

(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees.” These fees primarily consist of professional services related to the required audit of our expenditures under a grant from the National Institute of Health and professional fees related to the transition of audit services from Wolf & Company P.C. to Ernst & Young LLP.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. These services primarily relate to preparation of state and federal tax returns.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

On January 21, 2021, the Audit Committee approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2021 and 2020, in place of Wolf & Company P.C. The decision to change our accounting firm was authorized by the Audit Committee. There were no disagreements with Wolf & Company P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Wolf & Company P.C. would have caused them to make reference to the subject matter of such disagreements in their reports on the Company’s consolidated financial statements for such years.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

EXECUTIVE OFFICERS

Our executive officers, and their respective ages as of April 27, 2022, are as follows:

Name	Age	Position(s)
Daniel O’Connell	52	President and Chief Executive Officer
Matthew Zuga	56	Chief Financial Officer and Chief Business Officer
Eric Siemers, M.D.	66	Chief Medical Officer
Russell Barton, M.S.	64	Chief Operating Officer

Matthew Zuga Mr. Zuga has served as our Chief Financial Officer and Chief Business Officer since May 2021. Mr. Zuga also served as HighCape Capital Acquisition Corp.’s Chief Financial Officer and Chief Operating Officer and a member of HighCape’s board of directors from June 2020 through June 2021. Since October 2013, Mr. Zuga has been a partner of HighCape Capital, LLC. From July 2019 through April 2021, Mr. Zuga was an advisor to Acumen. Mr. Zuga is currently on the board of directors of Aziyo Biologics, Inc., a publicly-traded biotechnology company. Mr. Zuga received an M.B.A. from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill and a B.S. in Business Administration/Finance from The Ohio State University.

Eric Siemers, M.D. Dr. Siemers has served as our Chief Medical Officer since June 2018, prior to which, in April 2018, he began consulting for us. Prior to joining us, from November 1998 to December 2017, he served in various roles for Eli Lilly and Company, a publicly-traded pharmaceutical company, including most recently as Distinguished Medical Fellow, from October 2014 to December 2017, and was responsible for several clinical trials for Alzheimer’s disease compounds, including five Phase 3 studies as well as Phase 1 and 2 studies. Prior to Eli Lilly, Dr. Siemers founded the Indiana University Movement Disorder Clinic, where his research included Parkinson’s and Huntington’s disease. Dr. Siemers served on the NIA/Alzheimer’s Association working group that proposed new research nomenclature for Alzheimer’s disease utilizing biomarkers and clinical symptoms. He was a founding member of the Alzheimer’s Association Research Roundtable and is on the steering committee for the Alzheimer’s Disease Neuroimaging Initiative. Dr. Siemers is a member of the board of directors of Bright Focus Foundation and Huntington Study Group, nonprofit research organizations, and is president of Siemers Integration LLC. Dr. Siemers earned his M.D. from the Indiana University School of Medicine with Highest Distinction.

Russell Barton, M.S. Mr. Barton has served as our Chief Operating Officer since January 2021 after serving as our Clinical Operations Leader beginning in April 2019 and a consultant from December 2018 through April 2019. Mr. Barton also serves as Director of Clinical Operations at AgeneBio, a role he has held since October 2019 after consulting as the president and independent consultant of PharmaSagacity Consulting, LLC in 2018. From 1979 to 2017, he served in various roles for Eli Lilly and Company, including as Chief Operating Officer of the company’s Global Alzheimer’s Disease Platform Team for 10 years from 2007 to 2017. Mr. Barton was an active participant in the design and startup of the Global Alzheimer’s Platform, which was developed through a collaboration between the Global Chief Executive Officer initiative on Alzheimer’s disease and the New York Academy of Sciences. Mr. Barton received a B.S. in chemistry from Illinois State University and a M.S. in chemistry from Purdue University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2022 by: (i) each person or group of affiliated persons known by us to beneficially own greater than 5% of our common stock, (ii) each of our named executive officers and directors, and (iii) all directors and officers as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 40,473,270 shares of common stock outstanding as of March 31, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable or restricted stock unit awards that would vest based on service-based vesting conditions within 60 days of March 31, 2022. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Acumen Pharmaceuticals, Inc., 427 Park St, Charlottesville, VA 22902.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Shares	Percentage of Total
Greater than 5% Stockholders
Entities affiliated with RA Capital(2)	9,781,161	24.2%
Entities affiliated with Paul B. Manning(3)	4,010,678	9.9%
Entities affiliated with Robert D. Hardie(4)	3,451,152	8.5%
Entities affiliated with BlackRock, Inc.(5)	3,109,670	7.7%
Entities affiliated with James B. Murray, Jr.(6)	2,581,057	6.4%
Entities affiliated with Deep Track Capital(7)	2,414,917	6.0%
Named Executive Officers and Directors
Daniel O’Connell(8)	863,324	2.1%
Matthew Zuga(9)	220,483	*
Eric Siemers, M.D.(10)	290,463	*
Kimberlee C. Drapkin(11)	—	—
Nathan B. Fountain, M.D.(12)	16,638	*
Jeffrey L. Ives, Ph.D.(13)	60,165	*
Jeffrey Sevigny, M.D.(14)	57,587	*
Sean Stalfort(15)	314,307	*
Laura Stoppel, Ph.D.(16)	10,388	*
All current executive officers and directors as a group (9 persons)(17)	1,974,921	4.7%

*	Less than one percent.
(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)

Based on Schedule 13D/A filed by RA Capital Management, L.P. (“RA Capital”), RA Capital Healthcare Fund, L.P. (the “Fund”), Peter Kolchinsky, and Rajeev Shah and written representations supplied by Dr.

Stoppel, a member of the Company’s board of directors and a principal at RA Capital. Consists of (i) 7,881,889 shares held by the Fund, (ii) 588,850 shares held in a separately managed account (the “Account”), (iii) 1,300,034 shares held by RA Capital Nexus Fund II, L.P. (the “Nexus Fund II”), and (iv) 10,388 shares underlying an option held by Dr. Stoppel. It does not include 23,612 shares underlying such option held by Dr. Stoppel, representing the portion thereof that is not vested and will not vest within 60 days of March 31, 2022. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund and RA Capital Nexus Fund II GP, LLC is the general partner of the Nexus Fund II. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund, the Account, and the Nexus Fund II and may be deemed a beneficial owner, for purposes of Section 13(d) the Exchange Act, of any of our securities held by the Fund, the Account, or the Nexus Fund. The Fund and the Nexus Fund II have delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s and the Nexus Fund II’s portfolio, including the shares of our common stock reported herein. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Exchange Act, of any of our securities beneficially owned by RA Capital. The address for each person and entity listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116.
(3)

Based solely on Schedule 13G filed by Paul B Manning on February 15, 2022. Consists of (i) 312,500 shares of common stock held by Paul and Diane Manning, JTWROS, (ii) 3,040,193 shares of common stock held by The Paul B. Manning Revocable Trust dated May 10, 2000, and (iii) 657,985 shares of common stock held by BKB Growth Investments, LLC. Paul B. Manning has sole voting and dispositive power over 3,352,693 shares of common stock and shares voting and dispositive power over 657,985 shares of common stock. The address for each person and entity listed above is c/o PBM Capital Group, LLC 200 Garrett Street, Suite S Charlottesville, VA 22902.

(4)

Based solely on Schedule 13G filed jointly by Robert D. Hardie and Molly G. Hardie on February 16, 2022. The Schedule 13G states that each of Level One Partners, LLC and H7 Holdings, LLC directly owns a portion of the shares reported, and that Molly G. Hardie and Robert D. Hardie each indirectly own the shares reported through their respective ownership of each entity. Each of Molly G. Hardie and Robert D. Hardie share voting and dispositive power over the shares. The address for each person and entity listed above is Ridge McIntire Road, Suite 350 Charlottesville, Virginia 22903.

(5)	Based solely on Schedule 13G filed by BlackRock, Inc. on February 4, 2022. The address for BlackRock, Inc. is BlackRock, Inc. 55 East 52nd Street, New York, NY 10055.
(6)

Based solely on Schedule 13G filed by James B. Murray, Jr. on February 14, 2022. Consists of (i) 2,438,162 shares held by James B. Murray, Jr., as Trustee of the James B. Murray Jr. Revocable Trust U/A/D 8/5/1991, (ii) 142,895 shares held by Praxis Technologies L.P. James B. Murray Jr. is the General Partner of Praxis Technologies L.P. and has the power to vote or dispose of shares held by the entity. The address for each person and entity listed above is c/o Murray Enterprises, LLC, 427 Park Street, Charlottesville, VA 22902.

(7)

Based solely on Schedule 13G filed by Deep Track Capital, LP (“Deep Track Capital”), Deep Track Biotechnology Master Fund, Ltd. (“Deep Track Biotechnology”) and David Kroin. Deep Track Capital, Deep Track Biotechnology and David Kroin each have shared voting and dispositive power over the shares. The address for Deep Track Capital, LP is 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830. The address for Deep Track Biotechnology Master Fund, Ltd. is c/o Walkers Corporate Limited, 190 Elgin Ave, George Town, KY1-9001, Cayman Islands. The address for David Kroin is c/o Deep Track Capital, LP, 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830.

(8)	Consists of (i) 2,682 shares of common stock, and (ii) 860,642 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2022.
(9)	Consists of (i) 26,186 shares of common stock, and (ii) 194,297 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2022.
(10)	Consists of 290,463 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2022.
(11)	Ms. Drapkin joined the Board in April 2022.

(12)	Consists of (i) 6,250 shares of common stock, and (ii) 10,388 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2022.
(13)	Consists of 60,165 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2022.
(14)	Consists of 57,587 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2022.
(15)

Consists of (i) 172,324 shares of common stock, (ii) 131,595 shares of common stock held by Gineane Holly Stalfort, as Trustee of the John A. Stalfort III 2018 Irrevocable Trust under agreement dated as of October 25, 2018, of which Mr. Stalfort’s spouse is trustee, and Mr. Stalfort may be deemed to share voting and investment power over such shares, and (iii) 10,388 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2022.

(16)	Consists of 10,388 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2022.
(17)	Consists of (i) 339,037 shares of common stock and (ii) 1,635,884 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 31, 2022.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except than an amended Form 3 was filed on July 8, 2021 to amend a Form 3 dated June 30, 2021 for Sean Stalfort, a member of our Board, in order to report the indirect ownership of 131,595 shares of common stock.

EXECUTIVE COMPENSATION

Our named executive officers for the fiscal year ended December 31, 2021, were:

•	Daniel O’Connell, our President and Chief Executive Officer;

•	Matthew Zuga, our Chief Financial Officer and Chief Business Officer; and

•	Eric Siemers, our Chief Medical Officer

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2021 and 2020, compensation awarded to or paid to, or earned by, the Company’s Chief Executive Officer and its two other most highly compensated executive officers at December 31, 2021 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE FOR FISCAL 2021

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Daniel O’Connell(1) President and Chief Executive Officer	2021	524,597	—	676,217	275,422	1,600	1,477,836
	2020	240,000	96,000	—	—	—	336,000

Matthew Zuga(2) Chief Financial Officer and Chief Business Officer	2021	315,430	55,000	257,280	150,921	200	778,831

Eric Siemers, M.D. Chief Medical Officer	2021	336,159	—	177,264	124,283	200	637,906
	2020	180,000	57,600	—	—	—	237,600

(1)	Mr. O’Connell is also a member of our Board, but did not receive any additional compensation in his capacity as director.
(2)	Because Mr. Zuga was not a named executive officer in 2020, SEC rules do not require his compensation for that year to be reported.
(3)

This column reflects the aggregate grant date fair value of option awards granted during the year measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718, the basis for computing stock-based compensation in our financial statements. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules. The assumptions we used in valuing options are described in Note 7. “—Stock-Based Compensation” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(4)	See “—Narrative to Summary Compensation Table-Non-Equity Incentive Plan Compensation” below for a description of the material terms of the program pursuant to which this compensation was awarded.
(5)

Represents a contribution of $100 per month for cell phone beginning November 2021 for each of the Named Executive Officers and a Company contribution of $200 per month for employees making payroll deductions to the Health Savings Account for Mr. O’Connell, who began deductions in June 2021.

Narrative to Summary Compensation Table

The Compensation Committee of our Board has historically determined our executives’ compensation, including the compensation of our Named Executive Officers. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the CEO for all executives other than the CEO. Based on those discussions and its discretion, the Compensation Committee then approves the compensation of each executive officer without members of management present.

Annual Base Salary

We have entered into employment agreements with each of our named executive officers that establish annual base salaries, which are generally determined, approved and reviewed periodically by our Compensation Committee in order to compensate our named executive officers for the satisfactory performance of duties to the Company. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their expertise, experience, knowledge, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. Merit-based increases to salaries are based on management’s assessment of the named executive officer’s individual performance.

The following table sets forth the annual base salaries for each of our Named Executive Officers for 2021:

Name	2021 Base Salary($)
Daniel O’Connell	512,000
Matthew Zuga	380,000
Eric Siemers, M.D.	332,000

In January 2022, the Compensation Committee approved the following annual base salaries for each of our Named Executive Officers for 2022:

Name	2022 Base Salary($)
Daniel O’Connell	570,492
Matthew Zuga	429,836
Eric Siemers, M.D.	353,970

Non-Equity Incentive Plan Compensation

Our named executive officers are eligible to receive annual incentive compensation based on the satisfaction of individual and corporate performance objectives established by the Board. Each Named Executive Officer has a target annual incentive opportunity, calculated as a percentage of annual base salary, and may earn more or less than the target amount based on our company’s and his individual performance. For 2021, the target annual incentive opportunities as a percentage of base salary for our named executive officers were 55% for Mr. O’Connell and 40% for each of Mr. Zuga and Mr. Siemers. The amounts of any annual incentives earned are determined after the end of the year, based on the achievement of the designated corporate and individual performance objectives, and may be paid in cash or equity. The Compensation Committee determined that the percentage attainment of our corporate goals for 2020 was 91.1% and approved individual performance achievement payouts for each named executive officer in the amounts reflected in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation.”

Equity-Based Awards

Our equity-based incentive awards granted to our named executive officers are designed to align the interests of our named executive officers with those of our stockholders. Vesting of equity awards is generally tied to each officer’s continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment and thereafter on an annual basis. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance. Following the completion of our IPO, we grant all equity awards pursuant to our 2021 Equity Incentive Plan (the “2021 Plan”).

Outstanding Equity Awards as of December 31, 2021

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2021:

Name	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price(5) ($)	Option expiration date
Daniel O’Connell	5/14/13	(1)	148	—	22.39	5/14/23
	5/14/13	(1)	49	—	22.39	5/14/23
	12/17/14	(1)	22,371	—	4.47	12/17/24
	12/17/14	(1)	11,196	—	4.47	12/17/24
	4/27/17	(1)	12,527	—	4.47	4/27/27
	3/01/19	(1)	418,903	—	0.72	3/01/29
	1/04/21	(2)	—	1,186,346	1.19	1/03/31

Matthew Zuga	7/29/19	(3)	37,393	9,027	0.72	7/29/29
	1/04/21	(2)	—	451,369	1.19	1/03/31

Eric Siemers, M.D.	3/01/19	(1)	186,800	—	0.72	3/01/29
	1/04/21	(2)	—	310,989	1.19	1/03/31

(1)	Immediately exercisable.
(2)

25% of the shares underlying the option vested and became exercisable on January 1, 2022; the remainder shall vest and become exercisable in 36 equal monthly installments thereafter, such that the option shall be fully vested on January 1, 2025, subject to the Named Executive Officer’s continuous service on each such date.

(3)

The shares underlying the option vest and become exercisable in 36 equal monthly installments beginning on July 29, 2019, such that the option shall be fully vested on July 29, 2022, subject to Mr. Zuga’s continuous service on each such date.

(4)

All of the option awards listed in the table granted prior to June 30, 2021 were granted with a per share price equal to or above the estimated fair value of our common stock on the date of grant, as determined in good faith by our Board. All of the option awards listed in the table granted after June 30, 2021 were granted with a per share exercise price equal to the closing price of one share of our common stock on the date of grant.

Retirement Benefits and Others Compensation

Our Named Executive Officers were eligible to participate in our employee benefits, including health insurance and group life insurance benefits, on the same basis as our other employees. In January 2022, we began a retirement savings plan pursuant to Section 401(k) of the Code covering all eligible employees. We have elected to make non-elective contributions totaling to 4% of an eligible employee’s gross salary, subject to any applicable statutory limits imposed by the Internal Revenue Service. Mr. O’Connell received $1,400 in Health Savings Account contributions in 2021. Each Named Executive Officer received $200 in cell phone contributions in 2021. We generally do not provide other perquisites or personal benefits except in limited circumstances.

Employment Agreements with our Named Executive Officers and Potential Payments Upon Termination or Change in Control

On January 1, 2022, the Company amended and restated its employment agreements (each an “A&R Employment Agreement” and together the “A&R Employment Agreements”) for each Named Executive Officer.

Employment Agreement with Daniel O’Connell

Under the terms of Mr. O’Connell’s A&R Employment Agreement (the “CEO A&R Employment Agreement”), his annual base salary was $551,200, which was subsequently increased by the Board to $570,492, and the annual target for his annual performance bonus (the “Annual Bonus”) is fifty-five percent (55%) of Mr. O’Connell’s then-current base salary (the “CEO Target Amount”). Under the CEO A&R Employment Agreement, Mr. O’Connell’s eligibility for the CEO Annual Bonus will be based upon the Board’s assessment of Mr. O’Connell’s and the Company’s attainment of individual and corporate performance goals as determined by the Board, or any committee thereof, in its sole discretion. Additionally, the CEO A&R Employment Agreement provides that Mr. O’Connell shall be eligible to be considered for future equity awards as may be determined by the Board, or the Compensation Committee, in its sole discretion, and in accordance with any applicable equity plans or arrangements that may be in effect from time to time.

Pursuant to the terms of the CEO A&R Employment Agreement, Mr. O’Connell’s employment is at will and may be terminated at any time by the Company or Mr. O’Connell. If Mr. O’Connell’s employment is terminated by the Company without Cause (as defined in the A&R Employment Agreements) or by Mr. O’Connell for Good Reason (as defined in the A&R Employment Agreements), then Mr. O’Connell would be eligible to receive the following severance benefits, less applicable tax withholding (the “Non-CIC Severance Benefits”):

•	payment of his then-current base salary in accordance with normal payroll procedures for twelve (12) months;

•	payment or reimbursement of continued health coverage for Mr. O’Connell and his dependents under COBRA for the applicable severance period; and

•

payment of any i) accrued but unpaid salary through the date of termination; ii) unreimbursed business expenses incurred by Mr. O’Connell in accordance with the Company’s standard reimbursement policies, and iii) benefits owed to Mr. O’Connell under any qualified retirement plan or health and welfare benefit plan in which Mr. O’Connell was a participant in accordance with applicable law and the provisions of such plan (together, the “Accrued Obligations”).

Under the CEO A&R Employment Agreement, if Mr. O’Connell’s employment is terminated by the Company without Cause or if Mr. O’Connell resigns for Good Reason, in either case within three months prior to or 12 months following the effective date of a Change in Control (as defined in the A&R Employment Agreements), then Mr. O’Connell would be entitled to the following severance benefits, less applicable tax withholding (the “CIC Severance Benefits”):

•	payment of his then-current base salary in accordance with normal payroll procedures for eighteen (18) months;

•	payment or reimbursement of continued health coverage for Mr. O’Connell and his dependents under COBRA for the applicable severance period;

•	a lump sum cash payment of 1.5 times the CEO Target Amount for the year in which the termination occurs in accordance with normal payroll procedures;

•

the vesting and exercisability of all outstanding equity awards held by Mr. O’Connell immediately prior to the termination date that are subject to time-based vesting requirements (if any) will be accelerated in full, and the vesting and exercisability of all outstanding equity awards subject to performance-based vesting will be treated as set forth in Mr. O’Connell’s equity award agreement governing such award; and

•	payment of any Accrued Obligations.

Employment Agreement with Matt Zuga

Under the terms of Mr. Zuga’s A&R Employment Agreement (the “CFO A&R Employment Agreement”), his annual base salary was $415,300, which was subsequently increased by the Board to $429,836, and his annual target for his Annual Bonus is 40% of his then-current base salary (the “Target Amount”). The CFO A&R Employment Agreement is otherwise substantially similar to the CEO A&R Employment Agreement, except that:

•

If Mr. Zuga’s employment is terminated by the Company without Cause or by Mr. Zuga for Good Reason, then Mr. Zuga is entitled to receive the same Non-CIC Severance Benefits as Mr. O’Connell, but Mr. Zuga will receive payment of his then-current base salary for nine (9) months, rather than twelve (12); and

•

If Mr. Zuga’s employment is terminated by the Company without Cause or if Mr. Zuga resigns for Good Reason, in either case within three (3) months prior to or twelve (12) months following the effective date of a Change in Control, Mr. Zuga is entitled to receive the same CIC Severance Benefits as Mr. O’Connell, but Mr. Zuga will receive payment of his then-current base salary for twelve (12) months, rather than eighteen (18), and will receive a lump sum cash payment of 1.0 times the Target Amount for the year in which the termination occurs, rather than 1.5 times the CEO Target Amount.

Employment Agreement with Eric Siemers, M.D.

Mr. Siemers’ A&R Employment Agreement is substantially similar to the CFO A&R Employment Agreement, except that Mr. Siemers’ base salary was $342,000, which was subsequently increased by the Board to $353,970.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2021 certain information with respect to the compensation of all non-employee directors of the Company. Daniel O’Connell, our President and Chief Executive Officer, is also a member of our Board but did not receive any additional compensation for service as a director.

DIRECTOR COMPENSATION FOR FISCAL 2021

Name	Fees earned or paid in cash ($)	Option awards ($)(4)	Total ($)
Dr. Nathan B. Fountain(1)	19,500	396,100	415,600
Dr. Jeffrey L. Ives	47,250	397,612	444,862
Dr. Jeffrey Sevigny	45,000	396,706	441,706
Mr. Sean Stalfort	42,500	396,100	438,600
Dr. Laura Stoppel(2)	23,250	396,100	419,350
Dr. Stephen Zachary(3)	—	—	—

(1)	Dr. Fountain joined the Board in June 2021.
(2)	Pursuant to an agreement between Dr. Stoppel and RA Capital Management, L.P., cash amounts payable to Dr. Stoppel were paid to RA Capital Management, L.P.
(3)	Dr. Zachary resigned from the Board in June 2021. He received no compensation for service as a director in 2021.
(4)

The amounts disclosed represent the aggregate grant date fair value of the stock options granted under our 2021 Plan or our 2013 Amended and Restated Stock Performance Plan (the “2013 Plan”), computed in accordance with ASC Topic 718. The assumptions we used in valuing options are described in Note 8 to our financial statements included in our Annual Report on Form 10-K (File No. 001-40551) filed with the SEC on March 28, 2022. This amount does not reflect the actual economic value that may be realized by such director.

The table below shows the aggregate number of option awards held by each of our non-employee directors as of December 31, 2021:

Option awards (#)
Dr. Nathan B. Fountain	34,000
Dr. Jeffrey L. Ives	83,777
Dr. Jeffrey Sevigny	83,778
Mr. Sean Stalfort	34,000
Dr. Laura Stoppel	34,000

Narrative to Director Compensation Table

Our Board has adopted a Non-Employee Director Compensation Policy, which was amended in March 2022, pursuant to which each of our directors who is not an employee or consultant of our company is eligible to receive compensation for service on our Board and committees thereof.

Cash Compensation

Each non-employee director receives an annual cash retainer of $35,000 for serving on our Board, and the chairperson of our Board will receive an additional annual cash retainer of $30,000. The chairperson of the Audit Committee is entitled to an annual service retainer of $15,000, and each other member of the Audit Committee is entitled to an annual service retainer of $7,500. The chairperson of the Compensation Committee is entitled to an annual service retainer of $10,000, and each other member of the Compensation Committee is entitled to an annual service retainer of $5,000. The chairperson of the Nominating Committee is entitled to an annual service retainer of $8,000, and each other member of the Nominating Committee is entitled to an annual service retainer of $4,000. All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated for any partial months of service.

Equity Compensation

Initial Grant. Upon the pricing of our IPO, each non-employee director received a stock option to purchase 34,000 shares of common stock under the 2021 Plan at an exercise price equal to the public offering price of our common stock in this offering. Each new non-employee director will receive an option to purchase 50,000 shares of common stock under the 2021 Plan upon joining the board, which option will have an exercise price per share equal to the per share fair market value of our common stock on the date of grant. These initial grant options will vest in 36 equal monthly installments, subject to the non-employee director’s continuous service with us on each applicable vesting date.

Annual Grants. On the date of each annual meeting of our stockholders, each continuing non-employee director will receive an option to purchase 25,000 shares of common stock under the 2021 Plan having an exercise price per share equal to the per share fair market value of our common stock on the date of grant. These options will vest upon the earlier of the one-year anniversary of the grant date or the next annual meeting, subject to the non-employee director’s continuous service with us on each applicable vesting date.

All then outstanding options held by non-employee directors will vest upon our change in control, subject to the non-employee director’s continuous service with us through the date of our change in control.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information with respect to our equity incentive plans, which were our only equity compensation plans in effect as of December 31, 2021:

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,835,618	(1)	$2.51	4,232,481	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	3,835,618		$2.51	4,232,481

(1)	Consists of shares underlying options granted pursuant to our 2021 Plan and 2013 Plan.
(2)

Includes our 2021 Plan and 2021 Employee Stock Purchase Plan (the “2021 ESPP”). Pursuant to the evergreen provision contained in the 2021 Plan, the number of shares reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year for a period of 10 years, beginning on January 1, 2022 and continuing through (and including) January 1, 2031, in an amount equal to 5% of the total number of shares of the our common stock outstanding on December 31 of the immediately preceding year, except that, before the date of any such increase, our Board may determine that the increase for such year will be a lesser number of shares. Further, the 2021 Plan provides that shares subject to outstanding stock options or other stock awards that were granted under the 2013 Plan that terminate or expire prior to exercise or settlement, are settled in cash, are forfeited or repurchased because of the failure to vest, or are reacquired or withheld to satisfy a tax withholding obligation or the purchase or exercise price in accordance with the terms of the 2013 Plan become available for issuance under the 2021 Plan. Pursuant to these provisions 2,023,663 shares of common stock were added to the shares reserved for future issuance under the 2021 Plan on January 1, 2022, and 18,148 shares of common stock were added to the shares reserved for future issuance under the 2021 Plan as a result of forfeited options outstanding under the 2013 Plan. Pursuant to an evergreen provision contained in the 2021 ESPP, the number of shares reserved for issuance under the 2021 ESPP will automatically increase on January 1 of each year for a period of 10 years, beginning on January 1, 2022 and continuing through (and including) January 1, 2031, by the lesser of (a) 1% of the total number of shares of the our common stock outstanding on December 31 of the immediately preceding year and (b) 800,000 shares, except that, before the date of any such increase, the Board may determine that the increase for such year will be less than the amount set forth in clauses (a) and (b). Pursuant to this provision, 404,732 shares of common stock were added to the shares reserved for future issuance under the 2021 ESPP on January 1, 2022.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

In June 2021, we adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction will be a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director will not be covered by this policy. A related person means any person who is, or at any time since the beginning of the Company’s last fiscal year, was, a director or executive officer of the Company or a nominee to become a director of the Company and any security holder known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our board of directors, takes into account the relevant available facts and circumstances including:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

All of the transactions described in this section were entered into prior to the adoption of this policy. Although we did not have a written policy for the review and approval of transactions with related persons, our Board has historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to our Board. Our Board took this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all our stockholders.

CERTAIN RELATED PERSON TRANSACTIONS

Private Placements of Our Securities

Series B Convertible Preferred Stock Financing

In November 2020, we issued and sold an aggregate of 11,862,043 shares of Series B convertible preferred stock at a purchase price of $3.80 per share for aggregate gross proceeds of $45.1 million. Each of our Series B convertible preferred stock shares converted into common stock upon the closing of our IPO. The table below sets forth the aggregate number of shares of Series B convertible preferred stock issued to our related parties in this financing:

Name	Series B Convertible Preferred Stock (#)	Aggregate Purchase Price ($)
Entities Affiliated with RA Capital(1)	4,737,464	18,000,001
PBM ACU Holdings II, LLC(2)	1,312,672	4,987,499
Knollwood Investment Fund LLC(3)	394,788	1,499,999
Entities Affiliated with Sands Capital(4)	1,105,408	4,199,998
James B. Murray, Jr. Revocable Trust U/A/D 8/5/1991(5)	789,577	3,000,001
Entities Affiliated with Robert D. Hardie(6)	1,245,794	4,733,402
Entities Affiliated with BlackRock, Inc.(7)	947,493	3,600,001

(1)

Represents 3,673,534 shares of Series B convertible preferred stock purchased by RA Capital Healthcare Fund, L.P., 710,620 shares of Series B convertible preferred stock purchased by RA Capital Nexus Fund II, L.P., and 353,310 shares of Series B convertible preferred stock purchased by Blackwell Partners LLC—Series A. RA Capital Healthcare Fund, L.P., RA Capital Nexus Fund II, L.P., and Blackwell Partners LLC—Series A are affiliated with RA Capital Management, L.P. Entities affiliated with RA Capital Management, L.P. collectively beneficially own more than 5% of our capital stock. Dr. Laura Stoppel, a Principal at RA Capital Management, is a director of the Company.

(2)

PBM ACU Holdings II, LLC is affiliated with PBM Capital Group, LLC. Entities affiliated with PBM Capital Group, LLC collectively beneficially owned more than 5% of our capital stock. Sean Stalfort, President of PBM Capital Group, LLC, is a director of the Company. In June 2021, all entities affiliated with PBM Capital Investments, LLC holding securities in the Company distributed all of their Acumen securities previously held to their beneficial owners, including Paul B. Manning, the Chief Executive Officer of PBM Capital Group, LLC, for no additional consideration in accordance with the terms of each entity’s operating agreement. Under the terms of the distribution, Mr. Manning retained sole voting and shared dispositive power over all distributed shares through the completion of our IPO, at which time Mr. Manning’s voting and dispositive power over the distributed shares terminated except with respect to any shares held by Mr. Manning. Following our IPO through the date hereof, Mr. Manning beneficially owns greater than 5% of our capital stock.

(3)	Prior to our IPO, Knollwood Investment Fund LLC beneficial owned greater than 5% of our capital stock.
(4)

Represents 552,704 shares of Series B convertible preferred stock purchased by Sands Capital Global Venture Fund II, L.P. and 552,704 shares of Series B convertible preferred stock purchased by Sands Capital Life Sciences Pulse Fund, LLC. Sands Capital Global Venture Fund II, L.P. and Sands Capital Life Sciences Pulse Fund, LLC are affiliated with Sands Capital Management, LLC. Prior to our IPO, entities affiliated with Sands Capital Management, LLC collectively beneficially owned more than 5% of our capital stock. Dr. Stephen Zachary, a Partner at Sands Capital Management, was a director of the Company from October 2018 through June 2021.

(5)

James B. Murray, Jr. is the trustee of James B. Murray, Jr. Revocable Trust U/A/D 8/5/1991, the purchaser. Entities affiliated with James B. Murray, Jr. collectively beneficially own more than 5% of our capital stock.

(6)

Represents 662,897 shares of Series B convertible preferred stock purchased by H7 Holdings, LLC and 662,897 shares of Series B convertible preferred stock purchased by Level One Partners, LLC. Robert D.

Hardie and Molly G. Hardie share ownership of H7 Holdings, LLC and Level One Partners, LLC. Entities affiliated with Robert D. Hardie and Molly G. Hardie collectively beneficially own greater than 5% of our capital stock.
(7)

Represents 855,902 shares of Series B convertible preferred stock purchased by BlackRock Health Sciences Trust II and 91,591 shares of Series B convertible preferred stock purchased by BlackRock Health Sciences Trust. BlackRock Health Sciences Trust II and BlackRock Health Sciences Trust are affiliated with BlackRock, Inc. Entities affiliated with BlackRock, Inc. collectively beneficially own more than 5% of our capital stock.

Further, pursuant to the Series B purchase agreement, participating investors agreed to purchase 7,908,027 additional shares of Series B convertible preferred stock at a purchase price of $3.80 per share (as adjusted for stock splits, dividends and other similar events), for an aggregate purchase price of $30.0 million upon the occurrence of a milestone event, defined in the Series B purchase agreement as the successful completion of cohort 3 of the single ascending dose portion of the ACU193 Phase 1 clinical trial. On June 9, 2021, our Board and the holders of more than 67% of the outstanding shares of Series B preferred stock elected to waive the achievement of the milestone event. The second tranche of the Series B preferred stock financing closed on June 17, 2021.

The table below sets forth the aggregate number of shares of Series B convertible preferred stock issued to our related parties upon the closing of the second tranche of the financing.

Name	Series B Convertible Preferred Stock (#)	Aggregate Purchase Price ($)
Entities Affiliated with RA Capital(1)	3,158,309	11,999,999
PBM ACU Holdings II, LLC(2)	875,115	3,325,001
Knollwood Investment Fund LLC(3)	263,192	1,000,000
Entities Affiliated with Sands Capital(4)	736,938	2,800,002
James B. Murray, Jr. Revocable Trust U/A/D 8/5/1991(5)	526,385	2,000,001
Entities Affiliated with Robert D. Hardie(6)	830,530	3,155,600
Entities Affiliated with BlackRock, Inc.(7)	631,661	2,399,999

(1)

Represents 2,449,023 shares of Series B convertible preferred stock purchased by RA Capital Healthcare Fund, L.P., 473,746 shares of Series B convertible preferred stock purchased by RA Capital Nexus Fund II, L.P, and 235,540 shares of Series B convertible preferred stock purchased by Blackwell Partners LLC—Series A. RA Capital Healthcare Fund, L.P., RA Capital Nexus Fund II, L.P., and Blackwell Partners LLC—Series A are affiliated with RA Capital Management, L.P. Entities affiliated with RA Capital Management, L.P. collectively beneficially own more than 5% of our capital stock. Dr. Laura Stoppel, a Principal at RA Capital, is a director of the Company.

(2)

PBM ACU Holdings II, LLC is affiliated with PBM Capital Group, LLC. Entities affiliated with PBM Capital Group, LLC collectively beneficially owned more than 5% of our capital stock. Sean Stalfort, President of PBM Capital Group, LLC, is a director of the Company. In June 2021, all entities affiliated with PBM Capital Investments, LLC holding securities in the Company distributed all of their Acumen securities previously held to their beneficial owners, including Paul B. Manning, the Chief Executive Officer of PBM Capital Group, LLC, for no additional consideration in accordance with the terms of each entity’s operating agreement. Under the terms of the distribution, Mr. Manning retained sole voting and shared dispositive power over all distributed shares through the completion of our IPO, at which time Mr. Manning’s voting and dispositive power over the distributed shares terminated except with respect to any shares held by Mr. Manning. Following our IPO through the date hereof, Mr. Manning beneficially owns greater than 5% of our capital stock.

(3)	Prior to our IPO, Knollwood Investment Fund LLC beneficial owned greater than 5% of our capital stock.

(4)

Represents 368,469 shares of Series B convertible preferred stock purchased by Sands Capital Global Venture Fund II, L.P. and 368,469 shares of Series B convertible preferred stock purchased by Sands Capital Life Sciences Pulse Fund, LLC. Sands Capital Global Venture Fund II, L.P. and Sands Capital Life Sciences Pulse Fund, LLC are affiliated with Sands Capital Management, LLC. Prior to our IPO, entities affiliated with Sands Capital Management, LLC collectively beneficially owned more than 5% of our capital stock. Dr. Stephen Zachary, a Partner at Sands Capital Management, was a director of the Company from October 2018 through June 2021.

(5)

James B. Murray, Jr. is the trustee of James B. Murray, Jr. Revocable Trust U/A/D 8/5/1991, the purchaser. Entities affiliated with James B. Murray, Jr. collectively beneficially own more than 5% of our capital stock.

(6)

Represents 415,265 shares of Series B convertible preferred stock purchased by H7 Holdings, LLC and 415,265 shares of Series B convertible preferred stock purchased by Level One Partners, LLC. Robert D. Hardie and Molly G. Hardie share ownership of H7 Holdings, LLC and Level One Partners, LLC. Entities affiliated with Robert D. Hardie and Molly G. Hardie collectively beneficially own greater than 5% of our capital stock.

(7)

Represents 570,601 shares of Series B convertible preferred stock purchased by BlackRock Health Sciences Trust II and 61,060 shares of Series B convertible preferred stock purchased by BlackRock Health Sciences Trust. BlackRock Health Sciences Trust II and BlackRock Health Sciences Trust are affiliated with BlackRock, Inc. Entities affiliated with BlackRock, Inc. collectively beneficially own more than 5% of our capital stock.

Exercise of Warrants to Purchase Common Stock and Preferred Stock

On June 22, 2021, PBM ACU Holdings, LLC exercised its warrant to purchase 447,426 shares of Series A-1 preferred stock at an exercise price of $2.794 per share and two warrants to purchase a total of 105,591 shares of common stock at an exercise price of $4.47 per share. Entities affiliated with PBM Capital Group, LLC collectively beneficially owned more than 5% of our capital stock. Sean Stalfort, President of PBM Capital Group, LLC, is a director of the Company. In June 2021, all entities affiliated with PBM Capital Investments, LLC holding securities in the Company distributed all of their Acumen securities previously held to their beneficial owners, including Paul B. Manning, the Chief Executive Officer of PBM Capital Group, LLC, for no additional consideration in accordance with the terms of each entity’s operating agreement. Under the terms of the distribution, Mr. Manning retained sole voting and shared dispositive power over all distributed shares through the completion of our IPO, at which time Mr. Manning’s voting and dispositive power over the distributed shares terminated except with respect to any shares held by Mr. Manning. Following our IPO through the date hereof, Mr. Manning beneficially owns greater than 5% of our capital stock.

Initial Public Offering

In July 2021, we closed our initial public offering, pursuant to which we issued and sold 11,499,998 shares of our common stock, including full exercise of the underwriters’ over-allotment option to purchase 1,499,999 shares, at a public offering price of $16.00 per share. The following table sets forth the aggregate cash purchase price of the common stock purchased in the IPO by our directors, executive officers and 5% stockholders and their affiliates and the number of shares of our common stock issued in consideration of such amounts. Such purchases were made through the underwriters at the initial public offering price of $16.00 per share.

Name	Number of Shares of Common Stock (#)	Cash Purchase Price ($)
Entities Affiliated with RA Capital(1)	1,875,000	30,000,000
Entities Affiliated with Deep Track Capital(2)	1,250,000	20,000,000
Entities Affiliated with BlackRock, Inc.(3)	833,334	13,333,344
Entities Affiliated with Sands Capital(4)	450,000	7,200,000
Entities Affiliated with Paul B. Manning(5)	312,500	5,000,000
Entities Affiliated with Robert D. Hardie(6)	250,000	4,000,000
James B. Murray, Jr. Revocable Trust U/A/D 8/5/1991(7)	125,000	2,000,000
Nathan B. Fountain, M.D.(8)	6,250	100,000
Total	5,102,084	81,633,344

(1)	Entities affiliated with RA Capital Management, L.P. collectively beneficially own more than 5% of our capital stock. Dr. Laura Stoppel, a Principal at RA Capital, is a director of the Company.
(2)	Entities affiliated with Deep Track Capital beneficially own greater than 5% of our capital stock.
(3)	Entities affiliated with BlackRock, Inc. collectively beneficially own more than 5% of our capital stock.
(4)

Prior to our IPO, entities affiliated with Sands Capital Management, LLC collectively beneficially owned more than 5% of our capital stock. Dr. Stephen Zachary, a Partner at Sands Capital Management, was a director of the Company from October 2018 through June 2021.

(5)

Entities affiliated with PBM Capital Group, LLC collectively beneficially owned more than 5% of our capital stock. Sean Stalfort, President of PBM Capital Group, LLC, is a director of the Company. In June 2021, all entities affiliated with PBM Capital Investments, LLC holding securities in the Company distributed all of their Acumen securities previously held to their beneficial owners, including Paul B. Manning, the Chief Executive Officer of PBM Capital Group, LLC, for no additional consideration in accordance with the terms of each entity’s operating agreement. Under the terms of the distribution, Mr. Manning retained sole voting and shared dispositive power over all distributed shares through the completion of our IPO, at which time Mr. Manning’s voting and dispositive power over the distributed shares terminated except with respect to any shares held by Mr. Manning. Following our IPO through the date hereof, Mr. Manning beneficially owns greater than 5% of our capital stock.

(6)

Represents 125,000 shares of common stock purchased by H7 Holdings, LLC and 125,000 shares of common stock purchased by Level One Partners, LLC. Robert D. Hardie and Molly G. Hardie share ownership of H7 Holdings, LLC and Level One Partners, LLC. Entities affiliated with Robert D. Hardie and Molly G. Hardie collectively beneficially own greater than 5% of our capital stock.

(7)

James B. Murray, Jr. is the trustee of James B. Murray, Jr. Revocable Trust U/A/D 8/5/1991, the purchaser. Entities affiliated with James B. Murray, Jr. collectively beneficially own more than 5% of our capital stock.

(8)	Dr. Nathan B. Fountain joined the Board in June 2021.

Employment Arrangements

We have entered into employment agreements or offer letter agreements with certain of our executive officers. For more information regarding our employment agreements with our Named Executive Officers, see “Executive Compensation—Employment Agreements with our Named Executive Officers and Potential Payments Upon Termination or Change in Control.”

Limitations on Liability and Indemnification Matters

Our amended and restated certificate of incorporation (the “Charter”) contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our Charter and our Bylaws provide that we are required to indemnify our directors to the fullest extent permitted by Delaware law. Our Bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our Bylaws provide our Board with discretion to indemnify our officers and employees when determined appropriate by the board.

We have entered into indemnification agreements with each of our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We also maintain customary directors’ and officers’ liability insurance.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information subject to compliance with the terms of our insider trading policy.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Acumen stockholders will be “householding” the Company’s proxy materials. A single Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker or Acumen. Direct your written request to c/o Acumen Pharmaceuticals, Inc., 427 Park St, Charlottesville, VA 22902, Attn: Corporate Secretary. Stockholders who currently receive multiple copies of the Notice at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Matthew Zuga
Chief Financial Officer, Chief Business Officer and Corporate Secretary

April 27, 2022

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2021 is available without charge upon written request to: c/o Acumen Pharmaceuticals, Inc., 427 Park St, Charlottesville, VA 22902, Attn: Corporate Secretary.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/ABOS • Cast your vote online P.O. BOX 8016, CARY, NC 27512-9903 • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-584-1978 • Use any touch-tone telephone • • Have your Proxy Card ready Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided “ALEXA, VOTE MY PROXY” • Open Alexa app and browse skills • Search “Vote my Proxy” • Enable skill You must register to attend the meeting online and/or participate at www.proxydocs.com/ABOS Acumen Pharmaceuticals, Inc. 2022 Annual Meeting of Stockholders For Stockholders of record as of April 18, 2022 TIME: Wednesday, June 15, 2022 10:00 AM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ABOS for more details This proxy is being solicited on behalf of the Board of Directors The undersigned hereby acknowledges receipt of the Notice of the 2022 Annual Meeting of Stockholders of Acumen Pharmaceuticals, Inc. (the “Company”) and the Proxy Statement and hereby appoints Daniel O’Connell and Matthew Zuga (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of the Company which the undersigned is entitled to vote at the Company’s 2022 Annual Meeting of Stockholders and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Acumen Pharmaceuticals, Inc. 2022 Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of Class I Directors to hold office until the 2025 Annual Meeting of Stockholders. FOR WITHHOLD 1.01 Kimberlee C. Drapkin FOR #P2# #P2# 1.02 Jeffrey Ives, Ph.D. FOR #P3# #P3# 1.03 Sean Stalfort FOR #P4# #P4# FOR AGAINST ABSTAIN 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as FOR our independent registered public accounting firm for the fiscal year ending December 31, 2022. #P5# #P5# #P5# 3. The transaction of such other business as may properly come before the meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/ABOS Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date